EXHIBIT 32

CERTIFICATION
PURSUANT TO SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934 AND
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Media Sciences International, Inc. (the “Company”) on Form 10-QSB for the quarterly period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, Michael W. Levin, as Chief Executive Officer of the Company, and Denise Hawkins, as Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael W. Levin
Michael W. Levin
Chief Executive Officer
Date: February 12, 2004

/s/ Denise Hawkins
Denise Hawkins
Vice President and Controller
(Principal Financial Officer)
Date: February 12, 2004

This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.